Franklin Financial Network Reports 2019 First Quarter Results

21.6% Annualized Loan Growth and Net Interest Margin Expansion of 11 Basis Points

Net Income of $2.9 million; Core Net Income of $6.1 million Including Impact of $5.1 million Provision

FRANKLIN, Tenn., April 24, 2019 /PRNewswire/ -- Franklin Financial Network, Inc. (the "Company") (NYSE: FSB), parent company of Franklin Synergy Bank, reported net income of $2.9 million, or $0.19 per diluted common share, for the first quarter of 2019, compared to $10.1 million, or $0.73 per diluted common share, for the first quarter of 2018. When adjusted for one-time, non-core items, core net income for the first quarter of 2019 was $6.1 million, or $0.41 per core diluted common share.

Interim Chief Executive Officer, J. Myers Jones, III, stated, "During the first quarter, our team was able to accelerate our balance sheet rotation and optimization strategies, driven by favorable bond market conditions and robust customer loan demand. We are very pleased to have achieved 21.6% annualized loan growth in the quarter, demonstrating our ability to be nimble and capitalize on core customer-driven loan projects."

Jones continued, "Further, our commitment to remixing and optimizing our balance sheet is evidenced by a 34.4% reduction in the size of our investment portfolio from the first quarter of last year, as well as the 40.2% annualized reduction in our brokered deposit portfolio. Our team will continue the execution of our strategic plan with our focus on balancing profitability and growth."

Key Highlights and Recent Developments

  Net interest margin (fully tax-equivalent) expanded 11 basis points quarter-over-quarter to 2.80% as a result of core customer loan growth and the early stages of balance sheet actions taking hold
  Strategically planned balance sheet rotation of $300 million of lower-yielding securities into higher-yielding assets more than 70% complete
  Customer-driven loan growth of $142 million, or 21.6% annualized from the fourth quarter of 2018
  Annualized core deposit growth, retail and reciprocal deposits, of 25.6% and an annualized reduction of brokered deposits of 40.2%
  Total reduction in securities portfolio of $482 million from a year ago, or 34.4%, year-over-year, enabled by favorable bond market conditions
  Core net income of $6.1 million after a $5.1 million pre-tax loan loss provision expense, driving core ROAA of 0.59%
  Tangible book value per share of $25.00, which represents a 12.5% year-over-year increase
  Upon Richard Herrington's retirement, J. Myers Jones, III was appointed Interim CEO

Performance Summary
	Reported GAAP Results			Non-GAAP "Core" Results(1)
(dollars in thousands, except share data)	1Q 2019	4Q 2018	1Q 2018	1Q 2019	4Q 2018	1Q 2018
Net Interest Income	$ 27,420	$ 26,921	$ 25,116	$ 27,420	$ 26,921	$ 25,116
Net Interest Margin (FTE)	2.80%	2.69%	2.71%	2.80%	2.69%	2.71%
Provision for Loan Losses	$ 5,055	$ 975	$ 573	$ 5,055	$ 975	$ 573
Net Charge-offs / Average Loans	0.10%	0.00%	0.01%	0.10%	0.00%	0.01%
Non-interest Income	$ 3,486	$ (384)	$ 3,456	$ 3,486	$ 3,776	$ 3,456
Noninterest Expense	$ 22,616	$ 21,689	$ 15,488	$ 18,473	$ 18,538	$ 15,488
Efficiency Ratio	73.2%	81.7%	54.2%	59.8%	60.4%	54.2%
Pre-tax Income	$ 3,235	$ 3,873	$ 12,511	$ 7,378	$ 11,184	$ 12,511
Net Income available to common shareholders	$ 2,901	$ 3,743	$ 10,052	$ 6,103	$ 9,178	$ 10,052

Diluted EPS	$ 0.19	$ 0.25	$ 0.73	$ 0.41	$ 0.61	$ 0.73
Effective Tax Rate	10.32%	3.15%	19.65%	17.28%	17.86%	19.65%
Weighted Average Diluted Shares	14,804,830	14,821,540	13,672,384	14,804,830	14,821,540	13,672,384
Actual Shares Outstanding	14,574,339	14,538,085	13,258,142	14,574,339	14,538,085	13,258,142
Return on Average:
Assets	0.28%	0.35%	1.03%	0.59%	0.87%	1.03%
Equity	3.1%	4.1%	13.6%	6.6%	10.1%	13.6%
Tangible Common Equity	3.3%	4.3%	14.1%	6.9%	10.7%	14.1%

(1) Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 4Q'18 compensation related nonrecurring expenses and securities losses and 1Q'19 compensation related nonrecurring expenses.  See "GAAP reconciliation and use of non-GAAP financial measures" below for a discussion and reconciliation of non-GAAP financial measures.

Executive Vice President and Chief Financial Officer, Christopher J. Black, stated, "Our Company and team have experienced a number of significant changes over the last several months and are very optimistic and excited about the strategic direction that is being collaboratively driven by our Board of Directors and Executive Management team. Our strong presence in the vibrant, dynamic markets of Williamson, Rutherford, and Davidson counties, combined with our talented colleagues throughout the Company lay the foundation upon which we will execute our focused efforts to balance growth and profitability, with the ultimate objective of driving strong shareholder value."

Focused on Balancing Growth and Profitability
Loans held for investment (HFI) increased $142.0 million from the fourth quarter of 2018, a 21.6% annualized rate, and by $497.4 million from the first quarter of 2018, a 21.5% year-over-year growth rate. The commercial and industrial loan portfolio, which grew by $44.2 million in the first quarter of 2019, and grew by $171.8 million or 37.0% year-over-year, was a significant contributor to our overall loan growth.

Total deposits decreased by $116.0 million, or 13.7% annualized from the fourth quarter of 2018 and by $39.3 million, or 1.2% year-over-year from the first quarter of 2018, reflecting a deliberate reduction in non-core deposits as a part of the Company's planned balance sheet optimization. As a part of this optimization effort, brokered deposits decreased $79.1 million from the fourth quarter of 2018, a decline of 40.2% annualized, while reciprocal deposits increased by $122.5 million from the fourth quarter of 2018 to $435.2 million, an annualized growth rate of 158.9%. Combined growth of reciprocal and retail and other deposits was 25.6% annualized from the fourth quarter of 2018 and 30.5% on a year-over-year basis from the first quarter of 2018.

Strong customer-driven loan and core deposit growth along with a deliberate reduction in non-core funding and securities resulted in net interest income of $27.4 million or 7.5% annualized growth from the fourth quarter of 2018 and 9.2% growth from the first quarter of 2018.

Black remarked, "Our ability to accelerate our balance sheet rotation strategy can be directly attributed to our success in redirecting some of our local government customers into reciprocal account relationships, which is a significant opportunity for our Company. Not only are we able to remix certain assets that were previously needed to collateralize public funds deposits, but we are also able to enter into another phase of overall balance sheet optimization to reduce our reliance on certain non-core funding sources. We expect both of these actions to have a positive impact on our profitability metrics when fully phased-in by the end of 2019."

Accelerated Balance Sheet Rotation and Optimization Strategy Toward Future Margin Expansion
Net interest margin (tax-equivalent basis) was 2.80% for the first quarter 2019, an 11 basis point increase from the fourth quarter of 2018, primarily driven by the continued acceleration of the previously-announced balance sheet rotation and optimization strategies.

Through the end of the first quarter of 2019, the Company had redeployed more than 70% of the previously-planned $300 million of lower-yielding securities into higher-yielding assets. As a part of this redeployment and optimization to reduce reliance upon non-core funding sources, the Company reduced the securities portfolio by a total of $234.2 million during the first quarter of 2019, bringing securities to 21.7% of total assets at March 31, 2019, down from 34.4% at March 31, 2018. Similarly, at March 31, 2019, loans HFI increased to 84.7% of total deposits from 77.7% at December 31, 2018 and 68.8% at March 31, 2018.

Black stated, "Favorable market conditions toward the end of the quarter enabled swift progress on the rotation strategy. This dynamic drove continued net interest margin expansion during the last half of the quarter, with monthly net interest margins improving 5-8 basis points better than the quarterly average. We continue to expect to capitalize on opportunities to remix and optimize our balance sheet going forward, with particular emphasis on supporting core customer banking activities."

Noninterest Income Remains Stable
Total non-interest income was $3.5 million for the first quarter of 2019, which was flat on a year-over-year basis and was down slightly on a quarter-over-quarter basis when the fourth quarter of 2018 is adjusted for the $4.2 million securities loss.

Core Noninterest Expenses Held In Check
Noninterest expense was $22.6 million and $21.7 million during the first quarter of 2019 and fourth quarter 2018, respectively, which included non-recurring charges of $4.1 million and $3.2 million, respectively, for certain post-employment and retirement benefits. Compensation expense was $14.7 million for the first quarter of 2019, compared to $13.7 million for the fourth quarter of 2018. When adjusted for these non-recurring expense items, core noninterest expense was $18.5 million for the first quarter of 2019, which was flat relative to the fourth quarter of 2018, and represents an annualized increase of approximately 3% since the second quarter of 2018, the first full quarter that included the impact of the Civic acquisition.

Asset Quality
Despite the previously disclosed impairment and specific reserve of approximately $3.5 million related to a shared national credit (SNC), the Company continues to experience favorable asset quality. As of March 31, 2019, the Company's total non-performing assets were 0.28% of total assets, or $11.9 million, an increase of $6.2 million from December 31, 2018.

The allowance for loan and lease losses was $27.9 million at March 31, 2019, representing an increase of $4.4 million from the December 31, 2018 balance of $23.5 million, equating to 0.99% of total loans HFI, a quarter-over-quarter increase of 11bps. The Company reported no bank-owned real estate (OREO) at March 31, 2019 and December 31, 2018.

Strong Capital Navigates Company Toward Future Growth and Expansion
Tangible common equity to tangible assets was 8.6% at the end of the first quarter of 2019 compared with 8.4% and 7.2% at the end of the fourth and first quarters of 2018, respectively. The Company's tangible common equity per share increased 11.3% annualized from the fourth quarter of 2018 and by 12.5% year-over-year.

Black commented, "We are pleased with the overall strengthening of our balance sheet over the last several months, particularly with our growth in tangible book value despite non-recurring charges that have negatively impacted our capital. We believe actions taken thus far have positioned the Company advantageously for the current interest rate environment. Further, our strong capital position and earnings power enables us to return a portion of capital to shareholders through a quarterly dividend of $0.04 per share."

Summary
Jones concluded, "Our team remains optimistic about the future and the tremendous opportunities we have to grow and enhance our relationships with our customers, community, teammates and shareholders. We remain committed to our core values of respect, community, integrity and innovation. Underlying our quarterly financial results is a strong foundation that we firmly believe has our Company well-positioned for the future, which we are confident will be guided by our strong, unified leadership team."

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of the Company's earnings webcast and conference call will begin at 8:00 a.m. CT on Thursday, April 25, 2019, and the presentation and conference call will be broadcast live over the Internet at http://www.snl.com/IRW/CorporateProfile/4185772. This Earnings Release and the Earnings Presentation will be available for twelve months, and are also included on a Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (SEC) on April 24, 2019. To access the call for audio only, please call 1-844-378-6480 which will be available for 90 days.

ABOUT THE COMPANY

Franklin Financial Network, Inc. (NYSE: FSB) is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $4.2 billion at March 31, 2019, the Bank currently operates through 15 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, the FTSE Russell 2000 Index and the S&P SmallCap 600 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Chris Black
EVP, Chief Financial Officer
(615) 721-6096
chris.black@franklinsynergy.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Earnings Release contains forward-looking statements regarding, among other things, our anticipated financial and operating results. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our management's current assumptions, beliefs, and expectations. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective," "should," "hope," "pursue," "seek," and similar expressions are intended to identify forward-looking statements. While we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. Forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from the future results, performance, or achievements expressed in or implied by any forward-looking statement we make. Some of the relevant risks and uncertainties that could cause our actual performance to differ materially from the forward-looking statements contained in this Earnings Release are discussed below and under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 19, 2019. We caution readers that these discussions of important risks and uncertainties are not exclusive, and our business may be subject to other risks and uncertainties which are not detailed there. Readers are cautioned not to place undue reliance on our forward-looking statements. We make forward-looking statements as of the date on which this Earnings Release is filed with the SEC, and we assume no obligation to update the forward-looking statements after the date hereof whether as a result of new information or events, changed circumstances, or otherwise, except as required by law.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

  business and economic conditions nationally, regionally and in our target markets, particularly in Middle Tennessee and the geographic areas in which we operate;
  the concentration of our loan portfolio in real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate;
  the concentration of our business within our geographic areas of operation in Middle Tennessee;
  credit and lending risks associated with our commercial real estate, residential real estate, commercial and industrial, and construction and land development portfolios;
  increased competition in the banking and mortgage banking industry, nationally, regionally and locally;
  our ability to execute our business strategy to achieve profitable growth;
  the dependence of our operating model on our ability to attract and retain experienced and talented bankers in each of our markets;
  risks that our cost of funding could increase, in the event we are unable to continue to attract stable, low-cost deposits and reduce our cost of deposits;
  our ability to increase our operating efficiency;
  failure to keep pace with technological change or difficulties when implementing new technologies;
  risks related to our acquisition, disposition, growth and other strategic opportunities and initiatives;
  negative impact on our mortgage banking services, including declines in our mortgage originations or profitability due to rising interest rates and increased competition and regulation;
  our ability to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in our market areas;
  our ability to attract sufficient loans that meet prudent credit standards, including in our commercial and industrial and commercial real estate loan categories;
  failure to maintain adequate liquidity and regulatory capital and comply with evolving federal and state banking regulations;
  inability of our risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
  failure to develop new, and grow our existing, streams of non-interest income;
  our ability to maintain expenses in line with our current projections;
  our dependence on our management team and our ability to motivate and retain our management team;
  risks related to management transition;
  risks related to any future acquisitions, including failure to realize anticipated benefits from future acquisitions;
  inability to find acquisition candidates that will be accretive to our financial condition and results of operations;
  system failures, data security breaches (including as a result of cyber-attacks), or failures to prevent breaches of our network security;
  data processing system failures and errors;
  fraudulent and negligent acts by individuals and entities that are beyond our control;
  fluctuations in our market value and its impact in the securities held in our securities portfolio;
  the adequacy of our reserves (including allowance for loan losses) and the appropriateness of our methodology for calculating such reserves;
  the makeup of our asset mix and investments;
  our focus on small and mid-sized businesses;
  an inability to raise necessary capital to fund our growth strategy or operations, or to meet increased minimum regulatory capital levels;
  the sufficiency of our capital, including sources of such capital and the extent to which capital may be used or required;
  interest rate shifts and its impact on our financial condition and results of operation;
  the expenses that we incur to operate as a public company;
  the institution and outcome of litigation and other legal proceeding against us or to which we become subject;
  changes in accounting standards;
  the impact of recent and future legislative and regulatory changes;
  governmental monetary and fiscal policies;
  changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverage; and
  future equity issuances under our Amended and Restated 2017 Omnibus Equity Incentive Plan and future sales of our common stock by us or our executive officers or directors.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K filed March 19, 2019 with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from our forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

Some of the financial data included in this earnings release and our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common equity" is common equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common equity ratio" is defined as the ratio of tangible common equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Core Return on Average Tangible Common Equity" is defined as annualized core net income available to common shareholders divided by average tangible common equity;
  "Core Efficiency Ratio" is defined as noninterest expense divided by our operating revenue, which is equal to net interest income plus noninterest income with all adjusted to certain one-time expenses;
  "Core Diluted Earnings Per Share" is defined as reported earnings per share adjusted for certain one-time expenses;
  "Core Non-Interest Income" is defined as non-interest income adjusted for certain one-time items;
  "Core Non-Interest Expense" is defined as non-interest expense adjusted for certain one-time items;
  "Core Compensation Expense" is defined as compensation expense adjusted for certain one-time items; and
  "Core Net Income" is defined as "Net Income Available to Common Shareholders" adjusted for certain one-time items.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter		First Quarter
Statement of Income Data
Total interest income	$47,523	$46,046	$43,717		$42,136	$38,047
Total interest expense	20,103	19,125	17,155		15,231	12,931
Net interest income	27,420	26,921	26,562		26,905	25,116
Provision for loan losses	5,055	975	136		570	573
Total noninterest income	3,486	(384)	3,442		4,147	3,456
Total noninterest expense	22,616	21,689	18,251		18,050	15,488
Net income before income taxes	3,235	3,873	11,617		12,432	12,511
Income tax expense	334	122	1,068		2,263	2,459
Net income available to common shareholders (a)	$2,901	$3,743	$10,549		$10,161	$10,052
Net interest income (tax-equivalent basis)	$27,955	$27,516	$27,263		$27,616	$25,805
Core net income* (a)	$6,103	$9,178	$10,549		$10,161	$10,052
Per Common Share
Diluted net income	$0.19	$0.25	$0.70		$0.68	$0.73
Core net income - diluted*	0.41	0.61	0.70		0.68	0.73
Book value	26.31	25.64	24.51		24.04	22.99
Tangible book value*	25.00	24.32	23.18		22.69	22.23
Weighted average number of shares-diluted	14,804,830	14,821,540	14,903,751		14,814,059	13,672,384
Period-end number of shares	14,574,339	14,538,085	14,525,351		14,480,240	13,258,142
Selected Balance Sheet Data
Cash and due from banks	$300,113	$280,212	$144,660		$176,870	$246,164
Securities available-for-sale, at fair value	799,301	1,030,668	1,115,187		1,148,679	1,186,420
Securities held to maturity	118,831	121,617	204,587		209,239	213,381
Loans held for sale, at fair value	21,730	11,103	14,563		16,769	12,871
Loans held for investment	2,807,377	2,665,399	2,550,121		2,472,093	2,310,018
Allowance for loan losses	(27,857)	(23,451)	(22,479)		(22,341)	(21,738)
Other real estate owned, net	-	-	1,853		1,853	1,503
Total assets	4,238,436	4,249,439	4,167,813		4,165,238	4,083,663
Retail and other deposits	1,532,984	1,538,441	1,534,014		1,565,566	1,507,790
Local Government deposits	628,985	782,889	833,052		890,499	992,107
Brokered deposits	718,683	797,795	887,112		817,409	855,256
Reciprocal deposits	435,191	312,682	117,372		124,551	-
Total deposits	3,315,843	3,431,807	3,371,550		3,398,025	3,355,153
Borrowings	475,238	427,193	430,149		410,104	375,559
Total shareholders' equity	383,421	372,740	356,074		348,059	304,762
Total equity	383,514	372,833	356,177		348,162	304,865
Selected Ratios
Return on average:
Assets	0.28%	0.35%	1.01%		0.98%	1.03%
Shareholders' equity	3.1%	4.1%	11.9%		12.0%	13.6%
Tangible common equity*	3.3%	4.3%	12.6%		12.7%	14.1%
Average shareholders' equity to average assets	8.9%	8.6%	8.5%		8.2%	7.5%
Net interest margin (NIM) (tax-equivalent basis)	2.80%	2.69%	2.70%		2.74%	2.71%
Efficiency ratio (GAAP)	73.2%	81.7%	60.8%		58.1%	54.2%
Core efficiency ratio (tax-equivalent basis)*	59.8%	60.4%	60.8%		58.1%	54.2%
Loans held for investment to deposit ratio	84.7%	77.7%	75.6%		72.8%	68.8%
Total loans to deposit ratio	85.3%	78.0%	76.1%		73.2%	69.2%
Yield on interest-earning assets	4.82%	4.56%	4.40%		4.25%	4.06%
Cost of interest-bearing liabilities	2.34%	2.16%	1.97%		1.74%	1.56%
Cost of total deposits	2.06%	1.88%	1.68%		1.49%	1.32%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.99%	0.88%	0.88%		0.90%	0.94%
Net charge-off's (recoveries) as a percentage of average loans held for investment	0.10%	0.00%	0.00%		0.00%	0.01%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.42%	0.21%	0.16%		0.14%	0.15%
Nonperforming assets as a percentage of total assets	0.28%	0.13%	0.14%	.	0.13%	0.12%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	9.0%	8.8%	8.5%		8.4%	7.5%
Tangible common equity to tangible assets*	8.6%	8.4%	8.1%		7.9%	7.2%
Tier 1 capital (to average assets)	8.8%	8.8%	8.7%		8.3%	7.8%
Tier 1 capital (to risk-weighted assets)	11.3%	12.2%	12.2%		12.1%	11.5%
Total capital (to risk-weighted assets)	14.0%	14.9%	15.0%		15.0%	14.4%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.3%	12.2%	12.2%		12.1%	11.5%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to discussion of non-GAAP measures included in the corresponding earnings release.

(a) - Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second and fourth quarters of 2018.

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data and %)

							Q1 2019
							vs.
	2019	2018					Q1 2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Q1 2019	Percent variance
Interest income:
Loans, including fees	$38,338	$36,314	$34,435	$32,312	$28,793	5.6%	33.2%
Securities
Taxable	6,394	7,058	6,460	6,905	6,111	-9.4%	4.6%
Tax-exempt	1,470	1,615	1,926	1,929	1,915	-9.0%	-23.2%
Dividends on restricted equity securities	334	334	313	329	274	0.0%	21.9%
Federal funds sold and other	987	725	583	661	954	36.1%	3.5%
Total interest income	47,523	46,046	43,717	42,136	38,047	3.2%	24.9%
Interest expense:
Deposits	16,990	15,941	14,137	12,604	10,643	6.6%	59.6%
Federal funds purchased and repurchase agreements	72	123	69	131	96	-41.5%	-25.0%
Federal home loan bank advances	1,959	1,979	1,867	1,414	1,110	-1.0%	76.5%
Subordinated notes and other borrowings	1,082	1,082	1,082	1,082	1,082	0.0%	0.0%
Total interest expense	20,103	19,125	17,155	15,231	12,931	5.1%	55.5%
Net interest income	27,420	26,921	26,562	26,905	25,116	1.9%	9.2%
Provision for loan losses	5,055	975	136	570	573	418.5%	782.2%
Net interest income after provision	22,365	25,946	26,426	26,335	24,543	-13.8%	-8.9%
Noninterest income:
Service charges on deposit accounts	74	66	58	51	42	12.1%	76.2%
Other service charges and fees	757	830	747	823	751	-8.8%	0.8%
Mortgage banking revenue	1,672	1,630	1,483	2,034	1,549	2.6%	7.9%
Wealth management	627	741	705	789	704	-15.4%	-10.9%
Gain (loss) on sales and calls of securities	149	(4,160)	(1)	1	-	-103.6%	NM %
Net (loss) gain on sale of loans	(217)	5	7	10	9	NM %	NM %
Net gain on foreclosed assets	4	107	3	3	3	-96.3%	33.3%
Other income	420	397	440	436	398	5.8%	5.5%
Total noninterest income	3,486	(384)	3,442	4,147	3,456	-1007.8%	0.9%
Total revenue	51,009	45,662	47,159	46,283	41,503	11.7%	22.9%
Noninterest expenses:
Salaries and employee benefits	14,743	13,657	10,723	10,268	9,188	8.0%	60.5%
Occupancy and equipment expense	3,113	3,216	2,933	2,885	2,594	-3.2%	20.0%
FDIC assessment expense	990	990	1,020	778	660	0.0%	50.0%
Marketing expense	319	236	306	269	280	35.2%	13.9%
Professional fees	923	1,107	1,023	1362	869	-16.6%	6.2%
Other expense	2,528	2,483	2,246	2,488	1,897	1.8%	33.3%
Total noninterest expense	22,616	21,689	18,251	18,050	15,488	4.3%	46.0%
Net income before income taxes	3,235	3,873	11,617	12,432	12,511	-16.5%	-74.1%
Income tax expense	334	122	1,068	2,263	2,459	173.8%	-86.4%
Net income	$2,901	$3,751	$10,549	$10,169	$10,052	-22.7%	-71.1%
Earnings attributable to noncontrolling interest	-	(8)	-	(8)	-	-100.0%	0.0%
Net income available to common shareholders(a)	$2,901	$3,743	$10,549	$10,161	$10,052	-22.5%	-71.1%

Weighted average common shares outstanding:
Basic	14,393,083	14,354,399	14,324,300	14,216,112	13,155,718
Fully diluted	14,804,830	14,821,540	14,903,751	14,814,059	13,672,384
Earnings per share
Basic	$0.20	$0.26	$0.73	$0.71	$0.76
Fully diluted	$0.19	$0.25	$0.70	$0.68	$0.73
Dividend per share	$0.04	$-	$-	$-	$-

(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders' in the second and fourth quarters of 2018.

Consolidated Balance Sheets
(Unaudited)
(In Thousands, %)

							Q1 2019
							vs.
	2019	2018					Q1 2018
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Annualized variance	Percent variance
ASSETS
Cash and due from banks	$300,113	$280,212	$144,660	$176,870	$246,164	28.8%	21.9%
Certificates of deposit at other financial institutions	3,595	3,594	3,104	3,354	2,855	0.1%	25.9%
Fed funds sold	-	-	-	8,314	-	0.0%	0.0%
Securities available for sale,fair value	799,301	1,030,668	1,115,187	1,148,679	1,186,420	-91.0%	-32.6%
Securities held to maturity	118,831	121,617	204,587	209,239	213,381	-9.3%	-44.3%
Loans held for sale, at fair value	21,730	11,103	14,563	16,769	12,871	388.2%	68.8%
Loans held for investment	2,807,377	2,665,399	2,550,121	2,472,093	2,310,018	21.6%	21.5%
Allowance for loan losses	(27,857)	(23,451)	(22,479)	(22,341)	(21,738)	76.2%	28.1%
Net loans	2,779,520	2,641,948	2,527,642	2,449,752	2,288,280	21.1%	21.5%

Restricted equity securities, at cost	22,803	21,831	21,793	20,533	19,606	18.1%	16.3%
Premises and equipment, net	12,682	12,371	11,852	11,578	10,941	10.2%	15.9%
Accrued interest receivable	14,232	13,337	14,391	13,490	12,937	27.2%	10.0%
Bank owned life insurance	55,614	55,239	54,859	54,466	49,450	2.8%	12.5%
Deferred tax asset, net	12,208	13,189	17,366	15,090	13,807	-30.2%	-11.6%
Foreclosed assets	-	-	1,853	1,853	1,503	0.0%	-100.0%
Servicing rights, net	3,366	3,403	3,465	3,536	3,602	-4.4%	-6.6%
Goodwill	18,176	18,176	18,176	18,176	9,124	0.0%	99.2%
Core deposit intangible asset	807	952	1,109	1,279	903	-61.8%	-10.6%
Other assets	75,458	21,799	13,206	12,260	11,819	998.3%	538.4%
Total assets	$4,238,436	$4,249,439	$4,167,813	$4,165,238	$4,083,663	-1.1%	3.8%
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$304,937	$290,580	$321,108	$308,698	$298,503	20.0%	2.2%
Interest-bearing	3,010,906	3,141,227	3,050,442	3,089,327	3,056,650	-16.8%	-1.5%
Total deposits	3,315,843	3,431,807	3,371,550	3,398,025	3,355,153	-13.7%	-1.2%
Federal home loan bank advances	416,500	368,500	371,500	351,500	317,000	52.8%	31.4%
Federal Funds purchased and repurchase agreements	-	-	-	345	36,071	0.0%	-100.0%
Subordinated notes, net	58,738	58,693	58,649	58,604	58,559	0.3%	0.3%
Accrued interest payable	5,041	4,700	4,726	3,927	2,775	29.4%	81.7%
Other liabilities	58,800	12,906	5,211	4,675	9,240	1442.2%	536.4%
Total liabilities	3,854,922	3,876,606	3,811,636	3,817,076	3,778,798	-2.3%	2.0%
Shareholders' equity:
Common stock	266,758	264,905	261,623	259,517	223,594	2.8%	19.3%
Retained earnings	123,250	123,176	119,433	108,884	98,723	0.2%	24.8%
Accumulated other comprehensive (loss), net	(6,587)	(15,341)	(24,982)	(20,342)	(17,555)	-231.4%	-62.5%
Total shareholders' equity	383,421	372,740	356,074	348,059	304,762	11.6%	25.8%
Noncontrolling interest in consolidated subsidiary	93	93	103	103	103	0.0%	-9.7%
Total equity	383,514	372,833	356,177	348,162	304,865	11.6%	25.8%
Total liabilities and shareholders' equity	$4,238,436	$4,249,439	$4,167,813	$4,165,238	$4,083,663	-1.1%	3.8%

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Periods Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018
	Average	Interest	Average	Average	Interest	Average
	balances	income/	yield/	balances	income/	yield/
		expense	rate		expense	rate
Interest-earning assets:
Loans(1)(6)	$2,764,675	$38,238	5.61%	$2,617,649	$36,234	5.49%
Loans held for sale	9,438	115	4.94%	9,129	104	4.52%
Securities:
Taxable	919,549	6,394	2.82%	1,082,429	7,058	2.59%
Tax-Exempt	181,699	1,990	4.44%	193,004	2,186	4.49%
Restricted equity securities	22,375	334	6.05%	21,811	334	6.08%
Total Securities	1,123,623	8,718	3.15%	1,297,244	9,578	2.93%
Certificates of deposit at other financial institutions	3,592	20	2.26%	3,123	16	2.03%
Fed funds sold and other (2)	142,903	967	2.74%	127,476	709	2.21%
Total interest earning assets	4,044,231	48,058	4.82%	4,054,621	46,641	4.56%
Noninterest Earning Assets:
Allowance for loan losses	(24,054)			(22,667)
Other assets	200,078			151,749
Total noninterest earning assets	176,024			129,082
Total assets	$4,220,255			$4,183,703
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$857,096	$4,420	2.09%	$751,873	$3,564	1.88%
Money market	992,842	5,979	2.44%	822,850	4,499	2.17%
Savings deposits	40,609	28	0.28%	44,336	32	0.29%
Time deposits	1,165,666	6,563	2.28%	1,442,783	7,846	2.16%
Total interest bearing deposits	3,056,213	16,990	2.25%	3,061,842	15,941	2.07%
Other interest-bearing liabilities:
FHLB advances	364,711	1,918	2.13%	365,696	1,979	2.15%
Federal funds purchased and other (3)	10,594	72	2.76%	19,626	123	2.49%
Subordinated notes and other borrowings	58,709	1,123	7.76%	58,664	1,082	7.32%
Total other interest-bearing liabilities	434,014	3,113	2.91%	443,986	3,184	2.85%
Total Interest-bearing liabilities	$3,490,227	$20,103	2.34%	$3,505,828	$19,125	2.16%
Noninterest bearing liabilities:
Demand deposits	291,176			303,192
Other liabilities	61,736			13,974
Total noninterest-bearing liabilities	352,912			317,166
Total liabilities	3,843,139			3,822,994
Shareholders' equity	377,116			360,709
Total liabilities and shareholders' equity	$4,220,255			$4,183,703
Net interest income		$27,955			$27,516
Interest rate spread (4)			2.48%			2.40%
Net interest margin (5)			2.80%			2.69%
Cost of total deposits			2.06%			1.88%
Average interest-earning assets to average			115.87%			115.65%
interest-bearing liabilities
Tax equivalent adjustment		$535			$595
Loan yield components:
Contractual interest rate on loans held for investment (1)		$36,574	5.36%		$34,428	5.20%
Origination and other loan fee income		1,606	0.24%		1,647	0.25%
Accretion on purchased loans		173	0.03%		219	0.03%
Nonaccrual interest collections		-	-%		44	0.01%
Total loan yield		$38,353	5.63%		$36,338	5.49%

(1) Loan balances are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.
(2) Includes federal funds sold and capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis
(7) Averages balances are average daily balances.

Average Balance, Average Yield Earned and Average Rate Paid (7)
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			March 31, 2018
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	balances	income/	yield/	balances	income/	yield/	balances	income/	yield/
		expense	rate		expense	rate		expense	rate
Interest-earning assets:
Loans held for investment(1)(6)	$2,517,545	$34,337	5.41%	$2,448,646	$32,197	5.27%	$2,299,219	$28,732	5.07%
Loans held for sale	11,059	120	4.3%	13,474	142	4.23%	8,680	73	3.41%
Securities:
Taxable	1,111,376	6,460	2.31%	1,179,000	6,905	2.35%	1,059,989	6,111	2.34%
Tax-Exempt	229,579	2,605	4.5%	231,118	2,613	4.53%	229,206	2,592	4.59%
Restricted equity securities	21,067	313	5.89%	20,619	329	6.40%	18,658	274	5.96%
Total Securities	1,362,022	9,378	2.73%	1,430,737	9,847	2.76%	1,307,853	8,977	2.78%
Certificates of deposit at other financial institutions	3,113	16	2.04%	3,459	19	2.2%	2,814	12	1.73%
Fed funds sold and other (2)	107,872	567	2.09%	150,393	642	1.71%	249,391	942	1.53%
Total interest earning assets	4,001,611	44,418	4.40%	4,046,709	42,847	4.25%	3,867,957	38,736	4.06%
Noninterest Earning Assets:
Provision for loan losses	(22,588)			(21,994)			(21,683)
Other assets	153,478			144,738			125,590
Total noninterest earning assets	130,890			122,744			103,907
Total assets	$4,132,501			$4,169,453			$3,971,864
Interest-bearing liabilities:
Interest bearing deposits:
Interest Checking	$790,733	$3,406	1.71%	$861,235	$3,329	1.55%	$918,332	$3,166	1.40%
Money market	736,157	3,489	1.88%	772,032	3048	1.58%	744,473	2,600	1.42%
Savings deposits	46,589	34	0.29%	47,807	38	0.32%	50,442	38	0.31%
Time deposits	1,466,903	7,208	1.95%	1,417,141	6,189	1.75%	1,271,558	4,839	1.54%
Total interest bearing deposits	3,040,382	14,137	1.84%	3,098,215	12,604	1.63%	2,984,805	10,643	1.45
Other interest-bearing liabilities:
FHLB advances	351,228	1,867	2.11%	330,758	1,414	1.71%	296,667	1,110	1.52%
Federal funds purchased and other (3)	12,805	69	2.14%	30,750	131	1.71%	31,823	96	1.22%
Subordinated notes and other borrowings	58,622	1,082	7.32%	58,576	1,082	7.41%	58,532	1,082	7.50%
Total other interest-bearing liabilities	422,655	3,018	2.83%	420,084	2,627	2.51%	387,022	2,288	2.40%
Total Interest-bearing liabilities	$3,463,037	$17,155	1.97%	$3,518,299	$15,231	1.74%	$3,371,827	$12,931	1.56%
Noninterest bearing liabilities:
Demand deposits	305,432			298,125			286,918
Other liabilities	12,739			12,854			13,279
Total noninterest-bearing liabilities	318,171			310,979			300,197
Total liabilities	3,781,208			3,829,278			3,672,024
Shareholders' equity	351,293			340,175			299,840
Total liabilities and shareholders' equity	$4,132,501			$4,169,453			$3,971,864
Net interest income		$27,263			$27,616			$25,805
Interest rate spread (4)			2.43%			2.51%			2.50%
Net interest margin (5)			2.70%			2.74%			2.71%
Cost of total deposits			1.68%			1.49%			1.32%
Average interest-earning assets to average			115.55%			115%			114.71%
interest-bearing liabilities
Tax equivalent adjustment		$701			$711			$689
Loan yield components:
Contractual interest rate on loans held for investment (1)		$32,292	5.06%		$30,505	4.97%		$27,383	4.81%
Origination and other loan fee income		1,434	0.24%		1,473	0.24%		1,170	0.21%
Accretion on purchased loans		510	0.08%		360	0.06%		252	0.04%
Nonaccrual interest collections		221	0.03%		1	-%		-	-%
Total loan yield		$34,457	5.41%		$32,339	5.27%		$28,805	5.06%

(1) Loan balances are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2) Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Reserve Bank and the Federal Home Loan Bank.

(3) Includes repurchase agreements.
(4) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5) Represents net interest income (annualized) divided by total average earning assets.
(6) Interest income and rates include the effects of a tax equivalent adjustments to adjust tax-exempt interest income on tax exempt loans and investment securities to a fully taxable basis.
(7) Averages balances are average daily balances.

Loan Portfolio and Asset Quality
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	2019		2018
	March 31,	% of	December 31,	% of	September 30,	% of	June 30,	% of	March 31,	% of
	2019	Total	2018	Total	2018	Total	2018	Total	2018	Total
Loan portfolio
Commercial and industrial	$635,673	22.64%	$591,479	22.19%	$521,396	20.45%	$492,477	19.92%	$463,873	20.08%
Construction and land development	579,584	20.65%	583,022	21.87%	586,324	22.99%	561,420	22.71%	522,586	22.62%
Commercial real estate:
Nonfarm, nonresidential	851,102	30.32%	752,806	28.24%	730,586	28.65%	715,988	28.96%	672,546	29.11%
Other	40,597	1.45%	47,965	1.80%	45,954	1.80%	45,610	1.84%	43,064	1.86%
Residential real estate:
Closed-end 1-to-4 family	498,511	17.76%	494,366	18.55%	478,418	18.76%	465,873	18.85%	431,697	18.69%
Other	197,446	7.03%	190,173	7.13%	181,890	7.13%	183,913	7.44%	172,347	7.46%
Consumer and other	4,464	0.16%	5,588	0.21%	5,553	0.22%	6,812	0.28%	3,905	0.17%
Total loans held for investment	$2,807,377	100.00%	$2,665,399	100.00%	$2,550,121	100.00%	$2,472,093	100.00%	$2,310,018	100.00%
Allowance for loan losses roll forward summary
Allowance for loan losses at the beginning of the period	$23,451		$22,479		$22,341		$21,738		$21,247
Charge-off's	(653)		(5)		(5)		(5)		(106)
Recoveries	4		2		7		38		24
Provision for Loan losses	5,055		975		136		570		573
Allowance for loan losses at the end of the period	$27,857		$23,451		$22,479		$22,341		$21,738
Allowance for loan losses as a percentage of total loans held for investment	0.99%		0.88%		0.88%		0.90%		0.94%
Charge-off's
Commercial and industrial	$(568)		$-		$-		$-		$(49)
Construction and land development	-		-		-		-		(39)
Commercial real estate:	-		-		-		-		-
Nonfarm, nonresidential	-		-		-		-		-
Other	-		-		-		-		-
Residential real estate:	-		-		-		-		-
Closed-end 1-to-4 family	-		-		-		-		(7)
Other	(15)		-		-		-		-
Consumer and other	(70)		(5)		(5)		(5)		(11)
Total Charge-off's	(653)		(5)		(5)		(5)		(106)
Recoveries
Commercial and industrial	-		-		-		10		-
Construction and land development	-		-		-		1		-
Commercial real estate:
Nonfarm, nonresidential	-		-		-		-		-
Other	-		-		-		-		-
Residential real estate:
Closed-end 1-to-4 family	-		-		-		6		3
Other	2		1		5		13		16
Consumer and other	2		1		2		8		5
Total Recoveries	4		2		7		38		24
Net (charge-off's) recoveries	$(649)		$(3)		$2		$33		$(82)
Net charge-off's (recoveries) as a percentage of average total loans	0.10%		0.00%		0.00%		0.00%		0.01%
Loans classified as substandard or worse	$35,728		$38,711		$17,004		$17,088		$17,617
Purchased credit impairment loans	2,020		2,015		2,023		2,413		2,440
Nonperforming assets(a)
Past due 90 days or more and accruing interest	$180		$208		$565		$530		$178
Nonaccrual	11,724		5,488		3,407		2,907		3,325
Total nonperforming loans held for investment	$11,904		$5,696		$3,972		$3,437		$3,503
Foreclosed assets	0		0		1,853		1,853		1,503
Total nonperforming assets	$11,904		$5,696		$5,825		$5,290		$5,006
Total nonperforming loans as a percentage of loans held for investment	0.42%		0.21%		0.16%		0.14%		0.15%
Total nonperforming assets as a percentage of total assets	0.28%		0.13%		0.14%		0.13%		0.12%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.00%		0.00%		0.01%		0.01%		0.00%
Loans restructured as troubled debt restructurings	$-		$167		$883		$166		$165
Troubled debt restructurings as a percentage of loans held for investment	0.00%		0.01%		0.03%		0.01%		0.01%

(a)Nonperforming assets excludes purchase credit impaired loans

Preliminary Capital Ratios
(Unaudited)
(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	March 31, 2019	December 31, 2018

Total Shareholders' Equity	$383,421	$372,740
Less:
Goodwill	18,176	18,176
Other intangibles	844	991
Tangible Common Equity	$364,401	$353,573

Total Assets	$4,238,436	$4,249,439
Less:
Goodwill	18,176	18,176
Other intangibles	844	991
Tangible Assets	$4,219,416	$4,230,272

Preliminary Total Risk-Weighted Assets	$3,263,445	$3,011,345

Total Common Equity to Total Assets	9.0%	8.8%
Tangible Common Equity to Tangible Assets*	8.6%	8.4%

	March 31, 2019	December 31, 2018
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$369,202	$367,096
Tier 1 Capital	369,202	367,096
Total Capital	455,881	449,325

Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	11.3%	12.2%
Tier 1 Risk-Based	11.3%	12.2%
Total Risk-Based	14.0%	14.9%
Tier 1 Leverage	8.8%	8.8%

Non-GAAP Reconciliation
For the Years and Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Core net income	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Pre-tax net income	$3,235	$3,873	$11,617	$12,432	$12,511
Non-core items:
Noninterest income
(Gain) / Loss On Sales of Securities	-	4,160	-	-	-
Noninterest expenses
Post employment and retirement expense	4,143	3,151	-	-	-
Pre-tax core net income	$7,378	$11,184	$11,617	$12,432	$12,511

Core income tax expense	1,275	1,998	1,068	2,263	2,459
Core net income	$6,103	$9,186	$10,549	$10,169	$10,052
Less: earnings attributable to noncontrolling interest	-	8	-	8	-
Core net income available to common shareholders	6,103	9,178	10,549	10,161	10,052
Less: earnings allocated to participating securities	71	100	190	161	102
Core net income allocated to common shareholders	6,032	9,078	10,359	10,000	9,950
Weighted average common shares outstanding fully diluted	14,804,830	14,821,540	14,903,751	14,814,059	13,672,384

Core diluted earnings per share
Diluted earnings per share	$0.19	$0.25	$0.70	$0.68	$0.73
Non-core items:
Noninterest income
(Gain) / Loss On Sales of Securities	-	0.28	-	-	-
Noninterest expenses
Accrual for Post Employment Benefits	0.28	0.21	-	-	-
Add'l earnings available to participative stock grants	-	-	-	-	-
Tax effect	(0.06)	(0.13)	-	-	-
Core diluted earnings per share	$0.41	$0.61	$0.70	$0.68	$0.73

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Core efficiency ratio	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total noninterest expense	$22,616	$21,689	$18,251	$18,050	$15,488
Less post employment and retirement expense	(4,143)	(3,151)	-	-	-
Core noninterest expense	$18,473	$18,538	$18,251	$18,050	$15,488
Net interest income	$27,420	$26,921	$26,562	$26,905	$25,116
Total noninterest income	3,486	(384)	3,442	4,147	3,456
(Gain) / Loss On Sales of Securities	-	4,160	-	-	-
Core noninterest income	3,486	3,776	3,442	4,147	3,456
Core revenue	$30,906	$30,697	$30,004	$31,052	$28,572
Efficiency ratio (GAAP)(1)	73.2%	81.7%	60.8%	58.1%	54.2%
Core efficiency ratio	59.8%	60.4%	60.8%	58.1%	54.2%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total core revenue

	2019	2018
Tangible assets and equity	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tangible Assets
Total assets	$4,238,436	$4,249,439	$4,167,813	$4,165,238	$4,083,663
Less goodwill	18,176	18,176	18,176	18,176	9,124
Less intangibles, net	844	991	1,151	1,323	950
Tangible assets	$4,219,416	$4,230,272	$4,148,486	$4,145,739	$4,073,589
Tangible Common Equity
Total shareholders' equity	$383,421	$372,740	$356,074	$348,059	$304,762
Less goodwill	18,176	18,176	18,176	18,176	9,124
Less intangibles, net	844	991	1,151	1,323	950
Tangible common equity	$364,401	$353,573	$336,747	$328,560	$294,688
Common shares outstanding	14,574,339	14,538,085	14,525,351	14,480,240	13,258,142
Book value per common share	$26.31	$25.64	$24.51	$24.04	$22.99
Tangible book value per common share	$25.00	$24.32	$23.18	$22.69	$22.23
Total shareholders' equity to total assets	9.0%	8.8%	8.5%	8.4%	7.5%
Tangible common equity to tangible assets	8.6%	8.4%	8.1%	7.9%	7.2%

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, nonrecurring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Return on average tangible common equity	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total average shareholders' equity	$377,116	$360,709	$351,293	$340,175	$299,840
Less average goodwill	18,176	18,176	18,176	18,383	9,124
Less intangibles, net	933	1,092	1,257	1,477	1,012
Average tangible common equity	$358,007	$341,441	$331,860	$320,315	$289,704
Net income available to common shareholders (1)	$2,901	$3,743	$10,549	$10,161	$10,052
Return on average tangible common equity	3.3%	4.3%	12.6%	12.7%	14.1%

	2019	2018
Core return on average tangible common equity	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Pre-tax net income	$3,235	$3,873	$11,617	$12,432	$12,511
Adjustments:
Add non-core items	4,143	7,311	-	-	-
Less core income tax expense	1,275	1,998	1,068	2,271	2,459
Core net income (2)	$6,103	$9,178	$10,549	$10,161	$10,052
Core return on average tangible common equity	6.9%	10.7%	12.6%	12.7%	14.1%

	2019	2018
Core return on average assets and equity	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net income	$2,901	$3,743	$10,549	$10,161	$10,052
Average assets	4,220,255	4,183,703	4,132,501	4,169,453	3,971,864
Average equity	377,116	360,709	351,293	340,175	299,840
Return on average assets	0.28%	0.35%	1.01%	0.98%	1.03%
Return on average equity	3.1%	4.1%	11.9%	12.0%	13.6%
Core net income (2)	$6,103	$9,178	$10,549	$10,161	$10,052
Core return on average assets	0.59%	0.87%	1.01%	0.98%	1.03%
Core return on average equity	6.6%	10.1%	11.9%	12.0%	13.6%

	2019	2018
Core total revenue	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net interest income	$27,420	$26,921	$26,562	$26,905	$25,116
Noninterest income	3,486	(384)	3,442	4,147	3,456
Adjustment
(Gain) / Loss On Sales of Securities	-	4,160	-	-	-
Core total revenue	$30,906	$30,697	$30,004	$31,052	$28,572

Annualized net income available to common shareholders (1)	$11,765
Annualized core net income (2)	$24,752

(1) Annualized net income available to common shareholders utilized in calculating year-to-date return on average tangible common equity.
(2) Annualized core net income utilized in calculating core return on average tangible common equity and core return on average assets and average equity.

Non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. Excludes 1Q19 compensation-related, nonrecurring expenses and 4Q'18 compensation-related, non-reoccuring expenses and securities losses.

See "GAAP reconciliation and use of non-GAAP financial measures" and the reconciliation tables above for a discussion and reconciliation of non-GAAP financial measures.